Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 25, 2011 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Noble Corporation, a Swiss company, which appear in Noble Corporation’s Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ PricewaterhouseCoopers LLP

Houston, Texas February 3, 2012